Exhibit 10.1

AMENDMENT to LICENSing AGREEMENT

THIS FIRST AMENDMENT TO LICENSING AGREEMENT (“Amended Agreement”) is made and entered into this 30th day of June, 2013 (“Effective Date”), by and between Demand Pooling, Inc. (formerly known as Accelerated Acquisitions V, Inc.), a company incorporated pursuant to the laws of the State of Delaware, with an address of 12720 Hillcrest Road, Suite 1060, Dallas, TX 75230 (“Licensee”) and Demand Pooling Global Services LLC, a limited liability company, established pursuant to the laws of the State of Delaware, having an address of 12720 Hillcrest Road, Suite 1045, Dallas, TX 75230 (“Licensor”).

W I T N E S S E T H:

WHEREAS, Licensor and Licensee entered into an agreement dated April 15, 2010 in which Licensee agreed to license the rights, title and interest to a certain invention entitled “DEPO Technology” a copy of which is attached hereto as Exhibit “A” (the “Licensing Agreement”); and

WHEREAS, Licensor and Licensee now wish to amend certain terms of the License Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and conditions contained herein, the parties hereby agree as follows:

1.      Each capitalized term used herein shall have the meaning ascribed to such term in the License Agreement.

2.      Article 3 – Research, Development and Commercialization Funding Requirements, is deleted in its entirety and Licensee shall have no further obligation and no liability for the provisions contained therein.

3.       Article 4 – Licensee’s Commercialization Obligations, is deleted in its entirety and Licensee shall have no further obligation and no liability for the provisions contained therein.

4.       Notices. All notices or other communications required or permitted to be given under the License Agreement must be in writing and delivered by e-mail, courier or facsimile to the address for each party as specified above or in the case of delivery by facsimile, as follows:

If to Licensee:

Demand Pooling, Inc.

12720 Hillcrest Road, Suite 1060

Dallas, TX 75230

Attention: Richard Aland

Facsimile: 972-388-1951

E-mail: raland@depo.org

If to Licensor:

Demand Pooling Global Services LLC.

12720 Hillcrest Road, Suite 1060

Dallas, TX 75230

Attention: Richard Aland

Facsimile: 972-388-1951

E-mail: raland@depo.org

Any party may designate a substitute address for the purpose of this section by giving written notice in accordance with this section. Any notice delivered in this fashion will be deemed to have been given when it is actually received.

5.        Full Force and Effect. Except as specifically modified or amended by the terms of this Amendment, the License Agreement and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed.

6.        Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

7.        Miscellaneous. This Amendment shall be binding upon all the parties to the License Agreement and their respective successors and assigns. This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws in effect in the State of Texas.

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IN WITNESS WHEREOF the following parties have caused the Amended Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day of year first above written executed this Agreement:

DEMAND POOLING, INC.

/s/ Richard K. Aland

By: Richard K. Aland, Director

DEMAND POOLING GLOBAL SERVICES LLC

/s/ Richard K. Aland

By: Richard K. Aland, Director